FOR IMMEDIATE RELEASE – MAY 12TH 2017

ANDINA ACQUISITION CORP. II

OBTAINS EXTENSION TO COMPLETE BUSINESS COMBINATION

NEW YORK, NY, May 12, 2017 -- Andina Acquisition Corp. II (Nasdaq: ANDAU, ANDA, ANDAR, ANDAW) ("Andina" or the "Company"), a Cayman Islands exempted company, announced today that it has executed several letters of intent for a potential business combination. As a result, Andina now has until September 1, 2017 to consummate an initial business combination. If Andina is unable to complete a business combination by September 1, 2017 (or such later date as may be approved by shareholders at a meeting called for such purpose at which dissenting shareholders will be given the opportunity to have their shares redeemed for a pro rata portion of the funds in Andina’s trust account), it will then liquidate.

About Andina Acquisition Corp. II

Andina is a Cayman Islands exempted company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses or entities. The Company's efforts to identify target businesses will not be limited to a particular industry or geographic region, though it intends to initially focus its search for target businesses in the Andean region of South America and in Central America.

Forward Looking Statements

This press release includes "forward-looking statements" that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Andina management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of Andina’s prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, Andina disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Contact:

Julio A. Torres
Chief Executive Officer

Andina Acquisition Corp. II

230 W 57th St, Suite 2223

New York NY10107

(646) 565-3861

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